UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

August 29, 2011

COCA-COLA BOTTLING CO. CONSOLIDATED

(Exact name of registrant as specified in its charter)

Delaware	0-9286	56-0950585
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 Coca-Cola Plaza, Charlotte, North Carolina 28211

(Address of principal executive offices)                (Zip Code)

(704) 557-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 29, 2011, Coca-Cola Bottling Co. Consolidated (the “Company”) entered into a commitment letter with JPMorgan Chase Bank, N.A. (“JPMC”), J.P. Morgan Securities LLC (“JPMS”) and Citigroup Global Markets Inc. (“CGMI”) with respect to a new $200 million five-year unsecured revolving credit facility (the “Facility”). Pursuant to the commitment letter (i) JPMC will provide $50 million of the Facility and will act as Administrative Agent, (ii) an affiliate of CGMI will provide $50 million of the Facility and will act as Syndication Agent and (iii) JPMS and an affiliate of CGMI will act as joint lead arrangers and joint bookrunners and will use their commercially reasonable efforts to arrange a syndicate of lenders for the balance of the Facility. The proceeds from the Facility will be used for general corporate purposes. The commitment letter provides, among other things, that the closing of the Facility is subject to conditions customary to similar transactions and substantially similar to the Existing Credit Agreement (as defined below). The Facility will close on such date as may be agreed upon by the Company and JPMC. Upon completion, the Facility will replace the Company’s Existing Credit Agreement dated as of March 8, 2007 (the “Existing Credit Agreement”), which would expire on March 8, 2012.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COCA-COLA BOTTLING CO. CONSOLIDATED (REGISTRANT)

Date: September 2, 2011	BY:	/s/ James E. Harris
James E. Harris
Principal Financial Officer of the Registrant and Senior Vice President, Shared Services and Chief Financial Officer